EXHIBIT 1


                          Agreement


          AGREEMENT, dated as of October 21, 1996, by and between each of the persons named on the signature pages hereto.

          WHEREAS, each of the parties hereto beneficially owns shares (the "Shares") of common stock of Purus, Inc., a Delaware corporation (the "Company"); and

          WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Shares for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission (the "Commission");

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. The parties hereto shall prepare a statement containing the information required by Schedule 13D with respect to their respective interests in the Shares (the "Schedule 13D") and any necessary amendments thereto. Each party hereto shall be responsible for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

          2. Mr. Peter Friedli shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

          3. Each of the undersigned hereby constitutes and appoints Peter Friedli his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign the
Schedule 13D and any and all amendments thereto, and other documents in connection therewith, to be filed with the Commission, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          4. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              PETER FRIEDLI

                              Peter Friedli
                              ____________________________


                              ROSE RITA GRAETZ

                              Rose Rita Graetz
                              ____________________________


                              LOMBARD ODIER & CIE

                              By:  K. Feller and F. Bedat
                              ____________________________
                              Title:  Proxy


                              FRIEDLI CORPORATE FINANCE AG


                              By: Christa Wagner
                              ----------------------------
                              Title:  President


                              COFINVEST 97 LTD.

                              By: Christa Wagner
                              ----------------------------
                              Title:  Manager


                              GREAT ESLYN SIDE INC.


                              By: Erwin R. Greisshammer
                              -----------------------------
                              Title: President


                              COURTAG AG

                              By: Antoine Schauer
                              _____________________________
                              Title: Director


                              SILVANO COMINELLI

                              Silvano Cominelli
                              ____________________________


                              HANS C. OCHSNER

                              Hans C. Ochsner
                              ____________________________